UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Cypress Semiconductor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On March 23, 2017, Cypress Semiconductor Corporation issued the following press release.

Cypress Stockholders Approve Consent Solicitation to Eliminate Cumulative Voting

New Voting Standards and Proxy Access Provisions Now in Effect

Cypress Intends to File Preliminary Proxy Materials Shortly

SAN JOSE, Calif. — March 23, 2017 — Cypress Semiconductor Corporation (“Cypress”) (NASDAQ: CY) today announced that it has received consents from holders of a majority of its outstanding shares of common stock to approve the Company’s proposal to amend its Second Restated Certificate of Incorporation to eliminate cumulative voting.  In accordance with its stockholders’ approval, Cypress today filed the requisite amendment to its Certificate of Incorporation with the Secretary of State of Delaware, and the amendment is now in effect.

Cypress’ previously announced bylaw amendments to adopt proxy access, as well as a majority vote standard for the election of directors in uncontested elections and a plurality vote standard for the election of directors in contested elections, are now in effect and will govern the Company’s upcoming 2017 Annual Meeting of Stockholders which the Company will hold on June 8, 2017.

The Company issued the following statement in response:

“We are pleased to have successfully completed this consent solicitation, which establishes a clear structure for voting at the 2017 Annual Meeting, including with respect to contested Board member elections.  We thank stockholders for their support and the confidence these results show in our Cypress 3.0 strategy to deliver long-term stockholder value.  Our recent strong financial results are evidence of the success we are already seeing.”

Cypress also announced that it expects to file its preliminary proxy materials with the Securities and Exchange Commission for the 2017 Annual Meeting of Stockholders shortly.  Cypress believes that its director nominees, noted below, are highly qualified and bring the right semiconductor industry, financial, operational, and public company Board and senior management expertise, which will be critical in helping the Company continue delivering stockholder value with the execution of its ongoing Cypress 3.0 strategy.  Cypress’ nominees have an average tenure on Cypress’ Board of 7 years — striking a healthy balance among experience, continuity and fresh thinking.

The Cypress Board members standing for re-election are as follows, representing the right mix for today’s Cypress of deep industry expertise, financial perspective and CEO-level leadership experience:

•                  Ray Bingham

Executive Chairman of the Board

Mr. Bingham brings over 30 years of experience in high technology, including in the semiconductor industry, with accomplishments in mergers and acquisitions, global trade and private equity investments.  Mr. Bingham also has more than 35 years of senior leadership experience, including having held the roles of public company chairman, CEO, CFO and board member of three public semiconductor companies and two semi related companies, over the course of his career.  In addition to serving on the Cypress Board, Mr. Bingham currently serves on the Boards of Directors of Flextronics International Ltd. and TriNet Group, Inc., and is a partner of Canyon Bridge Capital Partners.  Prior to joining the Cypress Board, Mr. Bingham was chairman of the Spansion Inc. Board of Directors.  He also served as a managing director at General Atlantic, a global growth equity firm, where he led the firm’s investment activities in the Communications and Electronics sector.  In his interim capacity as Executive Chairman, he has been integral in bridging the transition from a founder-led company to new leadership under CEO Hassane El-Khoury and establishing the Cypress 3.0 strategy.

•                  Eric Benhamou

Lead Independent Director

Mr. Benhamou brings extensive engineering and financial expertise, as well as experience managing public companies in the technology sector.  Mr. Benhamou serves on the Board of Directors of Silicon Valley Bank and Finjan Holdings, and previously served as the Chairman of the Board and CEO of 3Com Corporation, as well as Chairman of the Board and CEO of Palm, Inc.  He is also the founding general partner of Benhamou Global Ventures (BGV), a Silicon Valley-based venture capital firm which invests in innovative enterprise IT companies.  Earlier, he cofounded Bridge Communications, an early networking pioneer.

•                  W. Steve Albrecht

Director

Dr. Albrecht is a certified public accountant, certified internal auditor, and certified fraud examiner with extensive experience in controls and financial accounting matters, especially with respect to multinational companies.  He serves on the Board of Directors of Red Hat and SkyWest, Inc., and is the Gunnel Endowed Professor in the Marriott School of Management and a Wheatley Fellow at Brigham Young University.  Prior to BYU, he taught at Stanford University and the University of Illinois and served as a trustee for both the Financial Accounting Foundation (that oversees the FASB) and COSO (the organization that established the internal control framework used by corporations).  He has consulted with numerous corporations and has been an expert witness in 37 fraud cases, including many of the largest financial statement fraud cases in the United States.

•                  Hassane El-Khoury

Director, President and CEO

Mr. El-Khoury is the architect of Cypress’ ongoing 3.0 transformation, which includes Cypress’ successful automotive strategy.  Prior to joining the Cypress Board and becoming President and CEO, he was executive vice president of Cypress’ Programmable Systems Division, managing the company’s standard and programmable microcontroller portfolio, including its Platform PSoC family of devices and its automotive business.  Prior to that, he established Cypress’ automotive business unit, which significantly expanded its revenue, market share and technology leadership under his management.

•                  O.C. Kwon

Director

Mr. Kwon brings over 30 years of experience in the semiconductor industry, as well as significant senior leadership, business development, financial and operational experience.  He served as CEO and representative director of SK Hynix.  Following his CEO term at SK Hynix, he has been a senior advisor to the Company.  During his tenure at SK Hynix, he was elected as the chairman of the Korea Semiconductor Industry Association.  Mr. Kwon also previously served as a member of the Spansion Inc. Board of Directors.

•                  Wilbert van den Hoek

Director

Mr. van den Hoek adds substantial experience as a senior executive, consultant and director in the semiconductor industry and other high technology companies, as well as a thorough understanding of semiconductor industry business models and competition.  He previously served on the Board of Directors of Intermolecular, Inc., and served as executive vice president and chief technology officer of Novellus Systems, Inc., a semiconductor equipment manufacturer, and as president and chief executive officer of Novellus Development Company, LLC, a wholly-owned subsidiary and venture arm of Novellus Systems, Inc.  He has also held various positions in corporate research at Koninklijke Philips N.V.

•                  Michael S. Wishart

Director

Mr. Wishart brings over 30 years of experience as an executive advisor to the technology industry.  He currently serves as chief executive officer of efabless corporation, an early-stage company creating a platform for community-based design of semiconductors.  He is a former member of the Spansion Inc. Board of Directors, and previously held senior positions with Goldman, Sachs & Co., including Advisory Director, where he counseled senior executives on strategic issues.  Prior to Goldman Sachs, he was managing director and co-head of the Global Technology Group of Lehman Brothers, and previously worked in the Investment Banking Division of Smith Barney, Harris Upham & Co.

About Cypress

Founded in 1982, Cypress is a leader in advanced embedded system solutions for the world’s most innovative automotive, industrial, home automation and appliances, consumer electronics and medical products. Cypress’ programmable systems-on-chip, general-purpose microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with support and engineering resources that enable innovators and out-of-the-box thinkers to disrupt markets and create new product categories. To learn more, go to www.cypress.com.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2017 Annual Meeting (the “2017 Proxy Statement”), together with a WHITE proxy card.  STOCKHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting.

Stockholders will be able to obtain, free of charge, copies of the 2017 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2017 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://www.cypress.com) or via the Company’s Investor Relations portal (http://investors.cypress.com/contactus.cfm). In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Okapi Partners LLC, at (212) 297-0720 or toll-free at (877) 285-5990.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to statements related to: our proposed governance changes, including changes regarding the removal of cumulative voting, the adoption of majority voting provisions and the adoption of proxy access provisions; our Cypress 3.0 strategy;  the composition of our Board of Directors; our 2017 Annual Meeting; the Company’s financial performance; our corporate governance policies and practices; our plans to file certain materials with the SEC; and the possible resolution of any pending legal proceedings. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this press release. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to:  the uncertainty of litigation; our ability to execute on our Cypress 3.0 strategy; global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions; our ability to attract and retain key personnel; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Contacts:

For Media:
Sard Verbinnen & Co
Ron Low/John Christiansen
(415) 618-8750
cypress-svc@sardverb.com

For Investors:
Okapi Partners LLC
Bruce Goldfarb/Pat McHugh/Tony Vecchio
(877) 285-5990
info@okapipartners.com